CONSENT

The undersigned hereby consents to reference to his name where used or incorporated by reference in the Registration Statement on Form F-10 of Largo Resources Ltd. being filed with the United States Securities and Exchange Commission, and any amendment thereto.

Dated June 4, 2021.

/s/ Paul Sarjeant
Paul Sarjeant, B.Sc., P.Geo.